Exhibit 99.4
RARE Hospitality International, Inc.
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
Non-transferable
G R A N T T O

(“Grantee”)
by RARE Hospitality International, Inc. (the “Company”) of Restricted Stock Units (the “Units”) representing the right to earn, on a one-for-one basis, shares of the Company’s no par value common stock (“Shares”), pursuant to and subject to the provisions of the RARE Hospitality International, Inc. Amended and Restated 2002 Long-Term Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages of this award certificate (this “Certificate”).
The target number of Shares subject to this award is ___(the “Target Award”). Depending on the Company’s level of attainment of specified targets for growth in earnings per share and revenue for the three fiscal year period ending December 28, 2008, Grantee may earn up to 150% of the Target Award, in accordance with the matrices attached hereto as Exhibit A.
By accepting this award, Grantee shall be deemed to have agreed to the terms and conditions of this Certificate and the Plan.
IN WITNESS WHEREOF, RARE Hospitality International, Inc., acting by and through its duly authorized officers, has caused this Certificate to be executed as of the Grant Date.

RARE HOSPITALITY INTERNATIONAL, INC.

Grant Date: February 8, 2006

By:	Accepted by Grantee:

Its: Authorized Officer

Performance-Based Restricted Stock Unit Award
2006 Award
TERMS AND CONDITIONS
1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan. In addition, for purposes of this Certificate:
     (i)  Adjusted earnings per share (“A-EPS”) (or if none, earnings per share) is a non-GAAP financial measure for the Company for a given year, as reflected in the Company’s year-end earnings release, and as adjusted to omit the cumulative effects of changes in accounting principles from those in effect in calculating A-EPS for fiscal year 2005, such as (without limitation) stock-based compensation charges under FAS 123R and adjustments required by FAS 144; and
     (ii) Revenue is a GAAP financial measure for the Company for a given year, reflected as “total revenue” in the Company’s year-end earnings release.
     (iii) Performance Period means the three fiscal years of the Company ending on December 28, 2008.
2. Vesting of Units. The Units have been credited to a bookkeeping account on behalf of Grantee. The Units will be earned, vest and become non-forfeitable in whole, in part, or not at all, as provided on Exhibit A attached hereto, on the earliest of (i) February 8, 2009, (ii) Grantee’s termination of employment due to death or Disability, or (iii) any earlier date as may be set forth in an employment agreement, change in control agreement or similar agreement in effect from time to time between the Company or an Affiliate and Grantee (a “Grantee Employment Agreement”) (in any such case, the “Vesting Date”). If Grantee’s employment terminates prior to the Vesting Date for any reason other than Grantee’s death or Disability or unless otherwise specified in Grantee’s Employment Agreement, if any, Grantee shall forfeit all right, title and interest in and to the Units as of the date of such termination and the Units will be reconveyed to the Company without further consideration or any act or action by Grantee. In addition, any Units that fail to vest in accordance with the terms of this Certificate will be forfeited and reconveyed to the Company without further consideration or any act or action by Grantee.
3. Conversion to Shares. Subject to the following sentence, the Units that vest will be converted to actual Shares (one Share per vested Unit) as soon as practicable after the Committee’s certification of the Company’s growth in A-EPS and Revenue over the Performance Period (the “Conversion Date”). If for any reason the Committee shall not have certified the Company’s cumulative growth in A-EPS and Revenue for the Performance Period by March 15 of the year after the year in which vesting occurs, the Conversion Date for vested Units shall be delayed, in the discretion of the Company, for such period as may be required to avoid liability under Code Section 409A, but shall in no event extend beyond December 31, 2009. Shares will be registered on the books of the Company in Grantee’s name as of the Conversion Date and delivered to Grantee as soon as practical thereafter, in certificated or uncertificated form, as Grantee shall direct.
4. Dividend Equivalents. If and when cash dividends or other cash distributions are paid with respect to the Shares while the Units are outstanding, the dollar amount of such dividends or distributions with respect to the number of Shares then underlying the Units will be credited by the Company to an account for Grantee, and shall be accumulated without interest (“Dividend Equivalents”) until the Conversion Date. Dividend Equivalents credited to Grantee’s account with respect to earned and vested Units shall be distributed to Grantee in cash on the Conversion Date for such Units. Grantee shall have no right to Dividend Equivalents accumulated with respect to Units that are forfeited, and any such unearned Dividend Equivalents will be reconveyed to the Company without further consideration or any act or action by Grantee.
5. Restrictions on Transfer and Pledge. No right or interest of Grantee in the Units or in any Dividend Equivalents may be pledged, encumbered, or hypothecated or be made subject to any lien, obligation, or liability of Grantee to any other party other than the Company or an Affiliate. Neither the Units nor any accumulated Dividend Equivalents may be sold, assigned, transferred or otherwise disposed of by Grantee other than by will or the laws of descent and distribution.
6. Limitation of Rights. The Units do not confer to Grantee or Grantee’s Beneficiary, executors or administrators any rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with the Units. Nothing in this Certificate shall interfere with or limit in any way

Performance-Based Restricted Stock Unit Award
2006 Award
the right of the Company or any Affiliate to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in employment of the Company or any Affiliate.
7. Payment of Taxes. The Company or any Affiliate employing Grantee has the authority and the right to deduct or withhold, or require Grantee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the vesting or settlement of the Units or Dividend Equivalents. The withholding requirement may be satisfied, in whole or in part, at the election of the Company’s corporate secretary (the “Secretary”), by withholding from the settlement of the Units Shares having a fair market value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Secretary establishes. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.
8. Restrictions on Issuance of Shares. If at any time the Committee shall determine in its discretion, that registration, listing or qualification of the Shares underlying the Units upon any securities exchange or similar self-regulatory organization or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the Units, the Units will not be converted to Shares in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
9. Plan Controls. The terms contained in the Plan shall be and are hereby incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. Without limiting the foregoing, the terms and conditions of the Units, including the number of shares and the class or series of capital stock which may be delivered upon settlement of the Units, are subject to adjustment as provided in Article 10 of the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative. Any conflict between this Certificate and the terms of a written employment agreement with Grantee that has been approved, ratified or confirmed by the Board of Directors of the Company or the Committee shall be decided in favor of the provisions of such employment agreement.
10. Notice. Notices and communications hereunder must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to RARE Hospitality International, Inc., 8215 Roswell Road, Building 600, Atlanta, Georgia 30350; Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.